UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 27, 2008
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona	85040

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Section 8 — Other Events
Item 8.01 Other Events.
          This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supersede the description of our capital stock contained in our prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with Registration Statement No. 333-33370, including any amendments or reports we have filed for purposes of updating that description. This description will be available for incorporation by reference into certain of our filings with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, including registration statements.
          References in this Form 8-K to “us,” “we,” “our,” “Apollo,” or “Apollo Group” mean Apollo Group, Inc., an Arizona corporation.
DESCRIPTION OF CAPITAL STOCK
          The following is a summary of the material terms of our authorized capital stock, which consists of our Class A common stock (167,798,000 shares outstanding as of March 20, 2008), our Class B common stock (475,000 shares outstanding as of March 20, 2008) (collectively, our Class A common stock and our Class B common stock may be referred to herein as our “Apollo Education Group common stock”), our University of Phoenix Online common stock (none of which is currently outstanding) and our preferred stock, issuable in series as determined by our board of directors from time to time (none of which is currently outstanding). This summary is not complete and is qualified in its entirety by reference to applicable Arizona law and our amended and restated articles of incorporation, as amended, and bylaws. We have filed our amended and restated articles of incorporation, as amended, and bylaws with the SEC. See “Where You Can Find More Information and Incorporation by Reference” for information about how to obtain copies of these documents.
General
          Our amended and restated articles of incorporation, as amended (our “articles of incorporation”), provide authority for us to issue the following shares of our stock:
•	400 million shares of Class A common stock;

•	3 million shares of Class B common stock;

•	400 million shares of University of Phoenix Online common stock; and

•	1 million shares of preferred stock.
          University of Phoenix Online common stock was authorized and issued in 2000 with the intention that it would reflect or track the economic performance of University of Phoenix Online by incorporating terms that were designed to provide the holders of University of Phoenix Online common stock with economic rights in the business of University of Phoenix Online similar to the rights that common stock would have if University of Phoenix Online were a separate corporation. In August 2004, all of the issued and outstanding University of Phoenix Online common stock was converted into Class A common stock based on an election by our board of directors, and none of those shares are currently outstanding.
          Our articles of incorporation include various provisions designed to coordinate the respective rights of the University of Phoenix Online common stock on the one hand and the Apollo Education Group common stock on the other hand. The articles of incorporation also expressly provide, however, that specified sections shall apply only when there are shares of common stock outstanding in addition to

Apollo Education Group common stock. Those sections do not currently apply because we have no common stock outstanding in addition to the Apollo Education Group common stock and we have no current intention to reissue such stock in the future. Those provisions might nevertheless be important to you if, at some future date, our board of directors caused us to reissue shares of University of Phoenix Online common stock.
Rights of Capital Stock When No University of Phoenix Online Common Stock is Outstanding
          As noted above, our articles of incorporation also expressly provide that specified sections shall apply only when there are shares of common stock outstanding in addition to Apollo Education Group common stock. Those sections do not currently apply because we have no common stock outstanding in addition to the Apollo Education Group common stock and we have no current intention to reissue such stock in the future. This section describes the rights of holders of our capital stock when no University of Phoenix Online common stock is outstanding and the only outstanding common stock consists of Series A common stock and Series B common stock. The section entitled “Additional Provisions That Will Apply if University of Phoenix Online Common Stock is Reissued” describes the additional provisions that will apply if University of Phoenix Online common stock were to be reissued.
     Preferred Stock
          Under our articles of incorporation, preferred stock may be issued from time to time in one or more series and may have such voting powers, redemption rights, dividend rights, rights upon dissolution or distribution of assets, conversion or exchange rights, designations, preferences and relative participating, optional and other special rights, if any, and such qualifications, limitations and restrictions thereof, as shall be provided by resolution of our board of directors.
     Common Stock
          Voting Rights. Holders of Class A common stock are not entitled to vote, unless a separate class vote is required by applicable law and on the limited matters described under “Limitation on Issuance of Class B Common Stock; Automatic Conversion” below in this section. With respect to any matter as to which holders of Class A common stock are entitled to vote, each share of Class A common stock is entitled to one vote on that matter. Holders of Class B common stock are entitled to one vote per share on all matters as to which holders of common stock generally are entitled to vote. Arizona law requires a separate vote of holders of shares of common stock of any class on any amendment to the articles of incorporation if the amendment would alter or change the powers, preferences, or special rights of the shares of that class.
          Dividends. Although we are permitted to pay dividends on our Class A common stock and Class B common stock, we have never paid cash dividends on our common stock. Dividends are payable at the discretion of our board of directors, and our articles of incorporation treat the declaration of dividends on the Class A common stock and Class B common stock in an identical manner as follows: holders of our Class A common stock and Class B common stock are entitled to receive cash dividends, if and to the extent declared by our board of directors, payable to the holders of either class or both classes of common stock in equal or unequal per share amounts, at the discretion of our board of directors. We have no current plan to pay dividends in the foreseeable future. The decision of our board of directors to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition and other factors the board of directors may consider relevant.
          Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination of Apollo Group, the consideration received per share by the holders of Class A common stock and Class B common stock must be identical for each series of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A common stock and the Class B common stock.

          Conversion Rights. Class A common stock is not convertible into any other class of stock. Each share of Class B common stock is convertible into Class A common stock at any time at the option of the holder thereof on a share-for-share basis. Shares of Class B common stock that are converted into Class A common stock must be retired and canceled and may not be reissued. Shares of Class A common stock that are issued upon conversion of Class B common stock are, when so issued, fully paid and non-assessable.
          Limitation on Issuance of Class B Common Stock; Automatic Conversion. No additional shares of Class B common stock may be issued, except pursuant to any recapitalization or stock split where such recapitalization or stock split results in a proportionate change in the shares of Class A common stock. If at any time the total number of shares of Class B common stock is less than 115,154 (subject to adjustment for any recapitalization or stock split), then each share of Class B common stock will automatically be converted into one fully paid and non-assessable share of Class A common stock, and thereafter each share of Class A common stock shall be entitled to one vote on all matters as to which holders of common stock generally are entitled to vote. The provisions described in this paragraph can be amended or modified only upon (1) a separate majority vote of the holders of Class A common stock voting as a class; (2) a separate majority vote of the holders of the Class B common stock voting as a class; and (3) a separate majority vote of the holders of the Class A common stock who do not possess beneficial ownership of any shares of Class B common stock.
Additional Provisions That Will Apply if University of Phoenix Online Common Stock is Reissued
          If we issue University of Phoenix Online common stock in the future, the Apollo Education Group common stock will be intended to track the economic performance of Apollo Education Group. Apollo Education Group includes our other businesses besides University of Phoenix Online, as well as the interest in University of Phoenix Online not represented by outstanding shares of University of Phoenix Online common stock. In order to track the economic performance of each of University of Phoenix Online and Apollo Education Group, all of our consolidated assets, liabilities, revenues, and expenses would have to be allocated between Apollo Education Group and University of Phoenix Online.
     Dividends
          Our board of directors retains the discretion of whether or not to pay dividends on University of Phoenix Online common stock or Apollo Education Group common stock. However, we do not expect to pay dividends on any series of our common stock for the foreseeable future. If we pay dividends, the amount of dividends payable on any series of our common stock cannot exceed the amount legally available for the payment of dividends by us under Arizona law. Under Arizona law, a corporation may pay a dividend only if it is able to pay its debts as they become due and if it maintains positive net worth after the dividend is paid. Thus, when and if University of Phoenix Online common stock is issued and outstanding, it is possible that University of Phoenix Online could have positive operating results but losses at Apollo Education Group are so severe as to prevent payment of a dividend on University of Phoenix Online common stock.
          More specifically, although we do not expect to pay dividends for the foreseeable future, we would be permitted to pay dividends on:
•	Apollo Education Group common stock out of the lesser of:
•	the Apollo Education Group Available Dividend Amount; and

•	the amount available for the payment of dividends by us under Arizona law; and
•	University of Phoenix Online common stock out of the lesser of:
•	the University of Phoenix Online Available Dividend Amount; and

•	the amount available for the payment of dividends by us under Arizona law.
          The Apollo Education Group Available Dividend Amount and the University of Phoenix Online Available Dividend Amount are intended to be similar to the amounts that would be legally available for the payment of dividends on Apollo Education Group common stock and University of Phoenix Online common stock if:
•	Apollo Education Group and University of Phoenix Online were each a separate corporation; and

•	Apollo Education Group’s retained interest in University of Phoenix Online were represented by outstanding shares of University of Phoenix Online common stock.
          The “Apollo Education Group Available Dividend Amount” at any time is the amount that would then be legally available for the payment of dividends under Arizona law if:
•	Apollo Education Group and University of Phoenix Online were each a single, separate Arizona corporation;

•	Apollo Education Group had outstanding:
•	a number of shares of common stock equal to the number of shares of Apollo Education Group common stock that are then outstanding; and

•	a number of shares of preferred stock equal to the number of shares of our preferred stock that have been attributed to the Apollo Education Group and that are then outstanding;
•	the assumptions about University of Phoenix Online set forth in the definition of University of Phoenix Online Available Dividend Amount below were true; and

•	Apollo Education Group owned a number of shares of University of Phoenix Online common stock equal to the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online. This would generally be the number of shares of University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online common stock were reflected in outstanding shares of University of Phoenix Online common stock.
          The “University of Phoenix Online Available Dividend Amount” at any time is the amount that would then be legally available for the payment of dividends on University of Phoenix Online common stock if University of Phoenix Online were a single, separate Arizona corporation having outstanding:
•	a number of shares of common stock equal to the sum of the number of shares of University of Phoenix Online common stock that are then outstanding plus the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	a number of shares of preferred stock equal to the number of shares of our preferred stock that have been attributed to University of Phoenix Online and that are then outstanding.
          There can be no assurance that there will be an Apollo Education Group Available Dividend Amount or a University of Phoenix Online Available Dividend Amount at any time. Further, because the amount of dividends paid on University of Phoenix Online common stock cannot exceed the amount legally available for the payment of dividends by us under Arizona law, the legal ability to pay dividends will not necessarily link the performance of University of Phoenix Online with the market price of University of Phoenix Online common stock.

          Subject to the prior payment of dividends on outstanding shares of preferred stock and the foregoing limitations, our board of directors could, in its sole discretion, declare and pay dividends exclusively on Apollo Education Group common stock, exclusively on University of Phoenix Online common stock, or on both in equal or unequal amounts. Our board of directors would have such discretion, notwithstanding the relative amounts of the Apollo Education Group Available Dividend Amount or the University of Phoenix Online Available Dividend Amount, the amount of prior dividends declared on any series of stock, the respective voting or liquidation rights of any series of stock, or any other factor.
          At the time of any dividend or other distribution on the outstanding shares of University of Phoenix Online common stock, we would credit to Apollo Education Group, and we would charge University of Phoenix Online, a corresponding amount in respect of Apollo Education Group’s retained interest in University of Phoenix Online. Specifically, the corresponding amount would equal the aggregate amount of the dividend multiplied by a fraction:
•	the numerator of which is the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online as of the record date of such dividend; and

•	the denominator of which is the number of shares of University of Phoenix Online common stock outstanding on such date.
This latter amount would also be treated as a dividend on University of Phoenix Online common stock and, accordingly, we would only be authorized to pay dividends to holders of University of Phoenix Online common stock if such amounts, combined with the amounts credited to Apollo Education Group, as determined above, equal or exceed the lesser of the University of Phoenix Online Available Dividend Amount and the amount available for the payment of dividends by us.
     Mandatory Dividend, Redemption, or Conversion of Common Stock
          In general, if we reissue University of Phoenix Online common stock and then we dispose of 80% or more of the assets allocated to University of Phoenix Online, and the disposition is not an exempt disposition, we generally must either:
(1)	declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of University of Phoenix Online common stock, in cash, securities other than common stock, or other property, or a combination thereof, in an aggregate amount equal to the holders’ proportionate interest in the net proceeds of the disposition; or

(2)	redeem, subject to all applicable limitations on the redemption of stock, from the holders of University of Phoenix Online common stock, in exchange for an aggregate amount equal to the holders’ proportionate interest in the net proceeds of the disposition, all of the outstanding shares of University of Phoenix Online common stock. However, if the disposition involves substantially all, but not all, of the assets allocated to University of Phoenix Online, the number of shares redeemed shall be the number of shares, rounded if necessary to the nearest whole number, having an aggregate average market value during the 20 consecutive trading day period beginning on, and including, the 16th trading day immediately following the date of the disposition equal to the aggregate amount described above; or

(3)	convert shares of University of Phoenix Online common stock to shares of Class A common stock based on the aggregate market value of University of Phoenix Online common stock as compared to the average market value of Class A common stock during the 20 consecutive trading day period beginning on, and including, the 16th trading day immediately following the date of the disposition.
          For purposes of the preceding discussion, the holders’ “proportionate interest” in the net proceeds of the disposition will equal the product of the net proceeds of the disposition, multiplied by a fraction:

•	the numerator of which is the number of shares of University of Phoenix Online common stock outstanding at the time of the disposition; and

•	the denominator of which is the sum of:
•	The number of shares of University of Phoenix Online common stock outstanding at the time of the disposition; plus

•	The number of shares of University of Phoenix Online common stock that would be issued if Apollo Education Group’s retained interest in University of Phoenix Online common stock at the time of the disposition were reflected in outstanding shares of University of Phoenix Online common stock.
          Further, for purposes of the foregoing discussion, the term “exempt disposition” means any of the following:
•	A disposition in connection with our dissolution, or our liquidation and winding-up, and the distribution of our assets to our shareholders;

•	A disposition to any person or entity controlled by us, as determined by our board of directors;

•	A disposition in which we receive consideration consisting primarily of equity securities of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by University of Phoenix Online prior to the disposition, as determined by our board of directors;

•	A disposition that represents a dividend of assets allocated to University of Phoenix Online paid to holders of University of Phoenix Online common stock; or

•	A disposition that represents a dividend of assets allocated to Apollo Education Group paid to holders of Apollo Education Group common stock; or

•	any other disposition, if at the time of the disposition, either:
•	there are no shares of Class A common stock outstanding; or

•	there are no shares of University of Phoenix Online common stock outstanding.
          In connection with any dividend on, or redemption of, shares of University of Phoenix Online common stock as described above, we would credit to Apollo Education Group, and charge against University of Phoenix Online, a corresponding amount in respect of Apollo Education Group’s retained interest in University of Phoenix Online. Specifically, the corresponding amount would equal the aggregate amount of the dividend or redemption proceeds multiplied by a fraction:
•	the numerator of which is the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online; and

•	the denominator of which is the number of shares of University of Phoenix Online common stock then outstanding.
In addition, in connection with any partial redemption of University of Phoenix Online common stock as described above, we would decrease the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online by the same proportion as the proportionate decrease in outstanding shares of University of Phoenix Online common stock caused by such redemption.

          Similar treatment would apply in connection with a disposition of 80% or more of the assets allocated to Apollo Education Group that is not an exempt disposition. In such case, we would either:
(1)	declare and pay a dividend, subject to all applicable limitations on the payment of dividends, to holders of Apollo Education Group common stock, in cash, securities other than common stock, or other property, or a combination thereof, in an aggregate amount equal to the fair value of the net proceeds of the disposition;

(2)	redeem, subject to all applicable limitations on the redemption of stock, from the holders of Class A common stock, in exchange for an amount equal to the holders’ proportionate interest in the net proceeds of the disposition, all of the outstanding shares of Class A common stock. However, if the disposition involves substantially all, but not all, of the assets allocated to Apollo Education Group, the number of shares redeemed shall be the number of shares of Class A common stock, rounded if necessary to the nearest whole number, having an aggregate average market value during the 20 consecutive trading day period beginning on, and including, the 16th trading day immediately following the date of the disposition equal to the aggregate amount described above; or

(3)	convert shares of Class A common stock to shares of University of Phoenix Online common stock.
          For purposes of the immediately preceding discussion, the proportionate interest of holders of Class A common stock in the net proceeds of the disposition would equal the product of the net proceeds of the disposition, multiplied by a fraction:
•	the numerator of which is the number of shares of Class A common stock outstanding at the time of the disposition; and

•	the denominator of which is the number of shares of Apollo Education Group common stock outstanding at the time of the disposition.
     Conversions of Stock at Our Option
          Conversion of University of Phoenix Online Common Stock Generally. Assuming that assets are available therefore, if we reissue University of Phoenix Online common stock, we would have the right, at any time, to convert outstanding shares of University of Phoenix Online common stock to shares of Class A common stock. The number of shares receivable by holders of University of Phoenix Online common stock upon any such conversion would be based on the average market value of University of Phoenix Online common stock compared to the average market value of Class A common stock during the 20 consecutive trading day period ending on, and including, the 5th trading day preceding the date of notice of such conversion.
          Additionally, a 10% premium, payable in additional shares of Class A common stock, would be payable except as described in the next paragraph.
          However, no premium would be payable if the conversion occurs at any time after the aggregate market value of the outstanding University of Phoenix Online common stock shall have exceeded, for any 20 consecutive trading day period, 60% of the aggregate market value of the outstanding Class A common stock. Additionally, no premium would be payable if the conversion occurs after the occurrence of a tax event.
          For purposes of the preceding discussion, the term “tax event” refers to the receipt by us of an opinion of a tax advisor of ours experienced in such matters, to the effect that, as a result of any amendment to, clarification of, or change in, the laws, or any regulations thereunder, of the U.S. or any political subdivision or taxing authority thereof or therein, including any announced proposed change by an administrative agency in such regulations, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that for U.S. federal income tax purposes:
•	Any issuance of University of Phoenix Online common stock would be treated as a sale or other taxable disposition by us or any of our subsidiaries of any of the assets allocated to University of Phoenix Online;

•	We, our subsidiaries, or affiliates, or any of our successors or shareholders is or, at any time in the future, will be subject to tax by reason of the existence of shares of University of Phoenix Online common stock; or

•	Shares of Class A common stock, Class B common stock, or University of Phoenix Online common stock are not or, at any time in the future, will not be treated solely as our common stock.
For purposes of rendering such opinion, the tax advisor will assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor will render an opinion only if the law is enacted.
          These conversion rights would allow our board of directors the flexibility to recapitalize the three series of our common stock into two series of common stock that would, after such recapitalization, represent an equity interest in all the businesses of us and our subsidiaries. This right was used in 2004 when our board of directors converted the then outstanding University of Phoenix Online common stock into Class A common stock, and it could be used again if we were to reissue shares of University of Phoenix Online common stock. The optional conversion rights could be exercised at any time, if, for example, our board of directors determined, that under the facts and circumstances then existing, an equity structure consisting of three series of common stock and an allocation of our assets between University of Phoenix Online and Apollo Education Group were no longer in the best interests of our shareholders.
          The conversion rights incorporated into University of Phoenix Online common stock were designed to strike an appropriate balance between:
•	providing us with sufficient future flexibility; and

•	providing investors in University of Phoenix Online common stock with some degree of certainty that their stock would not be converted into Class A common stock in the near future without a premium.
          Conversion of University of Phoenix Online Common Stock to Stock of a Subsidiary of Ours. If we reissue shares of University of Phoenix Online common stock, we would have the right, at any time, to convert University of Phoenix Online common stock to stock of a subsidiary of ours so long as:
•	all the assets and liabilities of University of Phoenix Online are held directly or indirectly by the subsidiary; and

•	no other assets are held directly or indirectly by such subsidiary.
          The shares of common stock of the subsidiary receivable by holders of University of Phoenix Online common stock in connection with such conversion of shares would represent the same proportionate interest in the equity of the subsidiary that the outstanding shares of University of Phoenix Online common stock are deemed to represent in the equity of University of Phoenix Online at the time of the conversion, taking into consideration for this purpose the retained interest of Apollo Education Group in University of Phoenix Online. The remaining shares of common stock of the subsidiary would either be retained by us or another subsidiary, or distributed to the holders of Apollo Education Group common stock, or a combination of the foregoing. If distributed to holders of Apollo Education Group common stock:

•	holders of Class A common stock would receive shares of the same series of subsidiary stock as the shares issued to holders of University of Phoenix Online common stock; and

•	holders of Class B common stock would receive shares of a separate series of common stock of the subsidiary that possess voting rights with respect to the subsidiary that are generally comparable to the voting rights that Class B common stock has with respect to us.
          Similar conversion rights would apply if all of the assets and liabilities of Apollo Education Group are held by one or more subsidiaries of ours. In this case, if the number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online on the date of conversion is greater than zero, we would also issue a number of shares of University of Phoenix Online common stock on the date of the conversion equal to the then current number of shares issuable with respect to Apollo Education Group’s retained interest in University of Phoenix Online and deliver those shares to the holders of Apollo Education Group common stock or to the subsidiary.
     General Conversion Provisions
          In the event of any conversion as described above under “Mandatory Dividend, Redemption or Conversion of Common Stock,” and “Conversions of Stock at Our Option,” we would cause to be given to each holder of shares of University of Phoenix Online common stock to be so converted, a notice setting forth:
•	the conversion date, which, in the case of a conversion after a disposition, will not be more than 85 trading days following the consummation of such disposition;

•	terms of the conversion; and

•	the place or places where certificates for shares of University of Phoenix Online common stock to be converted, properly endorsed or assigned for transfer, unless we waive such requirement, are to be surrendered for delivery of certificates for shares of Class A common stock or the common stock of one of our subsidiaries, as applicable.
          Such notice would be sent by first-class mail, postage prepaid, to such holder at such holder’s address as the same appears on our transfer books or by such other methods as may be determined from time to time by our board of directors:
•	not more than 40 trading days following a disposition of 80% or more of the assets of either Apollo Education Group or University of Phoenix Online, and not less than 10 trading days before the conversion in the case of a conversion following any such disposition; and

•	not less than 10, nor more than 30, trading days before the conversion in the case of any other conversion.
          Neither the failure to mail any notice described above to any particular holder of shares of University of Phoenix Online common stock nor any defect therein would affect the sufficiency thereof with respect to any other holder of outstanding shares of University of Phoenix Online common stock, or the validity of any such conversion.
          From and after any conversion of shares of University of Phoenix Online common stock, all rights of a holder of shares of University of Phoenix Online common stock that were converted would cease, except for the right, upon surrender of the certificates representing such shares of University of Phoenix Online common stock, to receive certificates representing shares of the kind and amount of capital stock, cash, and/or other securities or property for which such shares were converted, together with any fractional payment or rights to dividends as provided above, in each case without interest.

     Voting Rights
          If shares of University of Phoenix Online common stock are reissued, then holders of University of Phoenix Online common stock would not be entitled to vote, unless a separate class vote is required by applicable law, in which case, each share would be entitled to one vote.
     Liquidation
          If shares of University of Phoenix Online common stock are reissued, then in the event of the dissolution or liquidation and winding-up of us, whether voluntary or involuntary, holders of Apollo Education Group common stock and University of Phoenix Online common stock would be entitled to receive their proportionate interest in our assets, if any, remaining for distribution to shareholders after
•	payment of, or provision for, all of our debts and liabilities, including contingent liabilities; and

•	payment of the liquidation preference payable to holders of our outstanding preferred stock, if any.
          Such assets would be distributed to the holders of Apollo Education Group common stock and University of Phoenix Online common stock on a per share basis in proportion to the liquidation units per share of each series of common stock. For this purpose, each share of Apollo Education Group common stock would have one liquidation unit. Each share of University of Phoenix Online common stock would have a number of liquidation units, which may be a fraction of one liquidation unit, equal to the average market value of one share of University of Phoenix Online common stock during the 20 consecutive trading day period ending on, and including, the 5th trading day before the date of the first public announcement of:
•	a voluntary dissolution, liquidation, or winding-up of us; or

•	the institution of any proceeding for the involuntary liquidation, dissolution, or winding-up of us;
divided by the average market value of one share of Class A common stock during such 20 trading day period.
          Thus, the liquidation rights of the holders of the Apollo Education Group common stock and University of Phoenix Online common stock may not bear any relationship to the respective values of the assets allocated to the Apollo Education Group and University of Phoenix Online. However, the liquidation rights of the holders of Apollo Education Group common stock and University of Phoenix Online common stock would bear a relationship to the respective market values of the respective shares at the time of the liquidation. No holder of Apollo Education Group common stock would have any special right to receive specific assets attributable to Apollo Education Group and no holder of University of Phoenix Online common stock would have any special right to receive specific assets attributable to University of Phoenix Online.
          Neither of the following events would alone be deemed a dissolution, liquidation, or winding-up of us for purposes of the liquidation provisions discussed above:
•	the merger or consolidation of us into or with any other corporation;

•	the merger or consolidation of any other corporation into or with us; or

•	any sale, transfer, or lease of all or any part of our assets.
          Like other tracking stock, the liquidation provisions for University of Phoenix Online common stock and Apollo Education Group common stock would not provide shareholders with proceeds based directly on the value of the underlying assets and liabilities of each. However, because the relative market value of Class A common stock and University of Phoenix Online common stock may represent the best indirect proxy for the respective value of Apollo Education Group and University of Phoenix Online, the value realized by holders of Apollo Education Group common stock and University of Phoenix Online common stock upon our liquidation may approximate the value such holders would realize if liquidation were based on the market value of the underlying assets.
     Apollo Education Group’s Retained Interest in University of Phoenix Online
          If we issue University of Phoenix Online common stock in the future, our articles of incorporation provide that we will be entitled to retain a significant interest in University of Phoenix Online. Our retained interest in University of Phoenix Online would be subject to adjustment from time to time based upon certain events, including, but not limited to, the issuance of additional shares of University of Phoenix Online common stock, the repurchase of shares of University of Phoenix Online common stock, and as a result of dividends, distributions, stock subdivisions and combinations.
Determinations By The Board
          Our articles of incorporation provide that, subject to applicable law, any determinations made by our board of directors in good faith under our articles of incorporation are final and binding on all of our shareholders.
Preemptive Rights
          Holders of our common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.
Limitations on Potential Unsolicited Acquisitions; Anti-Takeover Considerations
          Because voting power is controlled by the Class B common stock which is controlled by our current management, an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, is rendered more difficult and protects the continuity of our management.
Effects of Arizona Law
     Business Combinations
          Under Arizona law, any person who acquires 10% or more of the voting power of the common stock of a corporation is considered an “interested shareholder.” For a period of three years after an acquisition, business combinations between us and the interested shareholder are prohibited, unless prior to the acquisition of the common stock by the interested shareholder, a committee of “disinterested” directors approves the acquisition of the common stock or the business combination. After the three-year period, generally the following three types of business combinations between us and the interested shareholder are permitted:
•	a business combination approved by our board of directors before the acquisition of common stock by the interested shareholder;

•	a business combination approved by holders of a majority of the common stock not owned by the interested shareholder; and

•	a business combination which meets conditions relating to price and form of consideration.
     Control Share Acquisitions
          Under Arizona law, a party acquiring any class of our common stock may lose the right to vote some or all of those shares (except, generally, with respect to the election of directors), if the acquisition results in that party holding greater than 20%, 33%, or 50% of the outstanding common stock of that class. An acquiring party can avoid losing the right to vote these shares if the right to vote is approved by a majority of the disinterested shareholders. If approval of the right to vote shares is obtained at one of the specified levels, additional shareholder approvals are required when a shareholder seeks to acquire the power to vote shares at the next level.
          Unless otherwise provided in our articles of incorporation, our bylaws or as otherwise provided under Arizona law, we may call for redemption of all but not less than all of the acquiring party’s common stock at a redemption price equal to the market value of the shares at the time the call for redemption is given if either:
•	the acquiring person fails to deliver written information to us by the tenth day after crossing any of the specified levels above; or

•	the shareholders vote not to accord voting rights to such shares.
     Limitation on Share Repurchases
          Under Arizona law, we may not purchase or agree to purchase any shares from a beneficial owner of more than 5% of the voting power of our common stock for more than the “average market price” of the shares if the shares have been owned by the beneficial owner for less than three years unless either:
•	the purchase or agreement to purchase is approved by shareholders holding a majority of the disinterested voting common stock; or

•	we make an offer, of at least equal value per share, to all holders of shares of such class or series, and to all holders of any class or series into which the shares may be converted.
Indemnification and Limitation of Liability
          Our articles of incorporation permit us to indemnify a director or former director for any liability to any person for any action taken, or any failure to take any action, except liability for any of the following: (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on us or our shareholders; (c) a violation of Arizona Revised Statutes § 10-833; or (d) an intentional violation of criminal law. Our articles of incorporation provide that our authority to so indemnify and make advances for expenses shall be in addition to (i) the provisions of Arizona law regarding indemnification and advancement for expenses, and (ii) the provisions of any contract or bylaw of ours dealing with indemnification or advancement of expenses. Our bylaws provide that each director and officer (and former director and officer) shall be indemnified from any liability related to his or her service to us, to the maximum extent permitted by Arizona law, and shall be entitled to advances for reasonable expenses as permitted by Arizona law. However, under our articles of incorporation, any contract or bylaw purporting to make indemnification or advancement of expenses mandatory shall not apply to the indemnification authority of our articles of incorporation, which shall remain discretionary. We have agreed to indemnify and advance expenses for certain of our executive officers as set forth in their employment agreements with us. In addition to the foregoing indemnification, we have also obtained insurance for the benefit of our directors and officers insuring such persons against certain liabilities.
          Arizona law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care and except as otherwise limited by a corporation’s articles or Arizona law, indemnification is mandatory for “outside directors” as defined under Arizona law. Arizona law prohibits a corporation from indemnifying a director either (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.
          Under Arizona law, a provision that treats a corporation’s indemnification of or advancement for expenses to directors and that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors or a contract or otherwise is valid only if and to the extent the provision is consistent with Arizona law. If a corporation’s articles of incorporation limit indemnification or advances for expenses, then indemnification and advances for expenses are valid only to the extent consistent with the articles.
          Under our articles of incorporation, any determination to indemnify or advance expenses pursuant to our articles of incorporation shall be made by our board of directors by a majority vote or any other authorizing method permitted by law, and any director who is a party to any proceeding or otherwise considered to be interested in such proceeding shall not be disqualified from voting with respect to any such determination if the director discloses his or her interest to the other directors.
Number of Directors; Removal
          Our articles of incorporation provide that the number of directors shall be not less than seven nor more than fifteen members, as established from time to time by our board of directors, and such directors shall serve one year terms or until his or her successor is elected. Our articles of incorporation allow for the removal of a director only for cause and only by the affirmative vote of shareholders holding at least two-thirds of the outstanding shares of our capital stock entitled to vote generally in the election of directors.
Transfer Agent and Registrar
          Computershare is the registrar and transfer agent for our Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
March 27, 2008	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President of Finance and Chief Accounting Officer